EXHIBIT 99.3

                      [LOGO OF AMERICAN EXPRESS COMPANY]

                                     2009
                                FIRST QUARTER
                             EARNINGS SUPPLEMENT














        THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") FIRST QUARTER 2009 EARNINGS RELEASE.

       -------------------------------------------------------------------------
       THIS PRESENTATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON
       WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS
       TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING
       THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 22 OF
       THIS SUPPLEMENT, PAGES 59-61 IN THE COMPANY'S 2008 ANNUAL REPORT TO SHAREHOLDERS AND IN ITS 2008 ANNUAL REPORT ON FORM 10-K, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.
       -------------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

FINANCIAL RESULTS
o First quarter diluted EPS from continuing operations attributable to common shareholders of $0.32 decreased 64% versus $0.89 last year. Total revenues net of interest expense decreased 18%. Return on average common equity (ROCE) was 16.7% and return on average tangible common equity (ROTCE), which excludes goodwill and intangibles, was 21.6%.*

- 1Q '09 and 1Q '08 income from continuing operations included $5MM ($3MM after-tax) of reengineering-related reversals and $10MM ($7MM after-tax) of reengineering costs, respectively, across the Company's reportable operating segments.

- The discontinued operations line in the Consolidated Financial Statements contains the results of operations, assets and liabilities related to various business sales. This primarily includes the results from American Express International Deposit Company ("AEIDC"), which is expected to be transferred to Standard Chartered PLC ("Standard Chartered") through a put/call agreement in 3Q '09, as well as American Express Bank, Ltd. ("AEB"), which was sold to Standard Chartered in 1Q '08, as discussed further on page 5.
         -- 1Q '09 results included $6MM of losses from discontinued operations versus $53MM of losses last year. This primarily reflected losses of $7MM ($5MM after-tax) and $104MM ($68MM after-tax) in each respective period, for mark-to-market adjustments and sales within the AEIDC investment portfolio.

- Including discontinued operations, diluted EPS on a net income basis attributable to common shareholders of $0.31 decreased 64% versus $0.85 last year.

BUSINESS METRICS
o Compared with the first quarter of 2008:

- Worldwide billed business of $139.2B decreased 16% as the negative impact of the global economic slowdown was evident within a lower level of card spending. A comparatively stronger U.S. dollar resulted in a 4% greater decline versus last year within the reported worldwide growth rate.

- Worldwide total cards-in-force of 91.6MM increased 4%, or 3.6MM, from last year and decreased 1%, or 800K, from 4Q '08. Approximately 500K inactive cards were cancelled by the Company during the quarter, partially offset by the migration of CPS cards to the American Express network.

- Worldwide average spending per proprietary basic cards-in-force decreased 18% versus last year reflecting the impact of the weaker economic environment in both the U.S. and international markets. A comparatively stronger U.S. dollar resulted in a 4% greater decline versus last year within the reported average spending growth rate.

- Worldwide owned cardmember lending balances of $36.7B decreased 26% from last year. On a managed basis, including securitized loans, cardmember lending balances of $65.0B declined 13%. These decreases reflected the lower cardmember spending levels and the Company's credit-related actions in the U.S. and certain international markets.

FINANCIAL HIGHLIGHTS
o In conjunction with the Company becoming a bank holding company ("BHC") on November 14, 2008, the Company made various changes to its financial reporting in 4Q '08.**

- P&L REVISIONS: The former P&L lines of "cardmember lending finance revenue," "other interest income," "cardmember lending interest expense" and "charge card and other interest expense" are now reflected within new categories in the "total interest income" and "total interest expense" lines, respectively. Additionally, provisions for losses are now reflected as a component of "total revenues net of interest expense after provisions for losses," where previously it was shown below expenses. Lastly, certain fees associated with the Company's lending products have been reclassified from "net card fees" to "interest and fees on loans" and certain other provisions related to Global Network & Merchant Services ("GNMS") were reclassified to "other, net expense." The Company has also made several changes to its presentation of expenses. Specifically, "marketing, promotion, rewards & cardmember services expense" are now shown on three separate lines, "marketing and promotion", "cardmember rewards" and "cardmember services," respectively. Additionally, "human resources" has been renamed "salaries and employee benefits."

- CREDIT METRICS: In 4Q '08, consistent with applicable regulatory guidance, the Company modified its reporting of the U.S. consumer and small business charge card receivables portfolio within U.S. Card Services ("USCS") to write-off cardmember receivables within a 180 days past due period. Previously, the Company's write-off methodology for the charge card portfolio was 360 days past due. The Company plans to conform to this methodology within the corporate card receivables portfolio in Global Commercial Services ("GCS"), as well as the international consumer and small business charge card receivables portfolio in International Card Services ("ICS") in a future period.

         In addition, certain non-credit-related reserves were reclassified from cardmember receivable and lending loss reserves to a contra-asset within "cardmember receivables" and "cardmember loans" prospectively beginning 4Q '08. Commencing 1Q '09, certain non-credit provisions were reclassified from "other provisions" to "other, net expense."

   *Please refer to Appendix I of the First Quarter 2009 Earnings Release for the components of return on average equity ("ROE"), ROCE and ROTCE on a consolidated basis and Appendix II for return on average segment capital ("ROSC") and return on average tangible segment capital ("ROTSC") on a segment basis.
   ** Revised P&Ls for the respective quarters ended March 31, 2008 through December 31, 2008 are included within the First Quarter 2009 Earnings Release, American Express Company Selected Statistical Information pages.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

         These modifications do not result in a change in management's view of the Company's underlying credit quality or risk profile for its charge card portfolio, and do not impact the method in which the Company assesses the adequacy of its reserves.

o PREFERRED SHARES DIVIDENDS AND RELATED ACCRETION: In 1Q '09, the Company recorded $72MM of dividends and related accretion on the preferred shares issued to the United States Department of the Treasury (the "Treasury") on January 9, 2009 as part of its participation in the Capital Purchase Program ("CPP"), as discussed further below.

o EARNINGS ALLOCATED TO PARTICIPATING SHARE AWARDS: In accordance with FSP EITF 03-6-1 effective January 1, 2009, income attributable to unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (e.g. Restricted Stock Awards) is included in the computation of basic and diluted EPS pursuant to the two class method. This new accounting standard is applied retroactively to all prior periods. Under this method earnings allocated to participating shares awards were $4MM in 1Q '09 versus $6MM in 1Q '08, thereby reducing EPS by approximately $0.01 in each period.

     Net income from continuing operations attributable to common shareholders and net income attributable to common shareholders, both of which exclude the impacts of the preferred shares dividends and related accretion and earnings allocated to participating share awards referred to above were $367MM and $361MM, respectively.

o SEGMENT INTEREST EXPENSE ALLOCATIONS: The Company has changed the manner in which it assesses the performance of its reportable operating segments to exclude the impact of its excess liquidity funding levels. Accordingly, beginning 1Q '09 the debt and related cash/investment balances associated with the Company's excess liquidity funding and the related net negative interest spread are no longer included within the reportable operating segment results (primarily USCS and GCS) and are reported in the Corporate & Other segment. The segment results for prior quarters have not been revised for this change.

o SECURITIZATION INCOME, NET: Decreased 68%, primarily due to lower excess spread, net, driven by increased write-offs and a $32MM decrease in the fair market value of the I/O Strip, which was partially offset by lower interest expense due to lower rates paid on variable-rate investor certificates. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees. As of March 31, 2009, the fair market value of the I/O Strip was $0 versus $257MM as of March 31, 2008.

o TOTAL INTEREST INCOME: Decreased 24%, primarily due to lower interest and fees on loans, reflecting a lower average owned loan balance, as well as lower yields on investment securities and deposits, partially offset by a higher average balance of liquidity-related investments.

o TOTAL INTEREST EXPENSE: Decreased 43%, primarily reflecting a lower cost of funds due to the benefit of lower market interest rates on variable-rate long-term and short-term debt.

o TOTAL PROVISIONS FOR LOSSES: Increased 49%, primarily reflecting higher cardmember lending reserve levels due to increased net write-off and past due loan levels, which more than offset the benefits of reduced average owned loan balances. Owned cardmember lending loss reserves of $3.0B increased $443MM in the quarter, including $93MM of reserves associated with a $1.5B increase in cardmember loans as a result of $1.5B of securitized debt maturities.

o MARKETING AND PROMOTION EXPENSES: Decreased 42%, reflecting lower discretionary investment spending due to the Company's ongoing reengineering initiatives.

o CARDMEMBER REWARDS EXPENSE: Decreased 19%, reflecting lower volume-driven rewards costs.

o SALARIES AND EMPLOYEE BENEFITS EXPENSE: Decreased 15%, reflecting lower employee levels due to the Company's reengineering initiatives announced in 4Q '08 and reduced incentive-related costs.
     - Compared with last year, the total employee count from continuing operations of 63,600 decreased by 2,100 employees, or 3%. Compared with last quarter, the employee count declined by 2,400 employees.

CAPITAL
o CAPITAL PURCHASE PROGRAM: On January 9, 2009, the Company issued to the Treasury $3.39B of preferred shares, as well as warrants to purchase common shares for up to 15% of that amount, or 24.3MM shares, at a per share exercise price of $20.95. The preferred shares pay dividends at a rate of 5% annually for five years, and 9% thereafter. Pursuant to the terms of the American Recovery and Reinvestment Act, the Company may repurchase the preferred shares in whole or in part with the consent of the Treasury and the Federal Reserve. Additionally, so long as the preferred shares are outstanding, dividends on the Company's common shares may not exceed $0.18 per share in any quarter, and share repurchases, except those related to employee compensation programs and other limited circumstances, are not permitted, unless approved by the Treasury. The warrants have a ten-year term. The Treasury may not exercise more than one-half of the warrants prior to the earlier of December 31, 2009 and the date the Company receives proceeds of at least $3.39B from one or more equity offerings. These preferred shares and warrants were recorded in the equity section in the Company's balance sheet at $3.16B and $232MM, respectively, based on the relative fair value of each component when issued. The value of the preferred shares will accrete to the face value of $3.39B over five years. The Company recorded $72MM in preferred shares dividends in 1Q '09, $61MM of which was a cash dividend declared through May 15, 2009, and $11MM of which amounted to the accretion of preferred shares.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

o CAPITAL ASSISTANCE PROGRAM: On February 25, 2009, the Treasury released the terms of the supervisory Capital Assistance Program, ("CAP"). Under CAP, federal banking supervisors are conducting assessments to evaluate the capital needs of the major U.S. banking institutions under a base case and more adverse economic scenario. The Company and all other eligible banking institutions with assets in excess of $100B as of December 31, 2008 are participating in this assessment, which is expected to conclude at the end of April, 2009.

o CAPITAL DISTRIBUTION TO SHAREHOLDERS: During 1Q '09, approximately 54% of capital generated was distributed to shareholders through our quarterly dividend, as earnings were suppressed by the challenging economic environment. On a cumulative basis, since 1994 the Company has distributed 68% of capital generated through share repurchases and dividends.

- SHARE REPURCHASES: During 1Q '09 and 4Q '08 no shares were repurchased, versus 5MM shares in 1Q '08. Share repurchases were suspended during 1Q '08 in light of the uncertain U.S. economic environment and as discussed above are subject to limitations under the CPP. Since the inception of repurchase programs in December 1994, 670MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares.

                                                             Millions of Shares
                                                           ----------------------
                                                           1Q '09  4Q '08  1Q '08
                                                           ------  ------  ------
           Shares outstanding - beginning of period         1,160   1,160   1,158
           Repurchase of common shares                          -       -      (5)
           Employee benefit plans, compensation and other       8       -       5
                                                            -----   -----   -----
           Shares outstanding - end of period               1,168   1,160   1,158
                                                            =====   =====   =====

o CAPITAL RATIOS:* As of March 31, 2009, the Company's key consolidated capital ratios, including the $3.39B of CPP proceeds, were as follows:

                                                                           Tier 1 Risk-             Total Risk-
  ($ in B)                  Total Average  Tier 1 Leverage  Risk Weighted  Based Capital   Tier 2  Based Capital
            Tier 1 Capital    Assets**          Ratio          Assets         Ratio       Capital     Ratio
            ----------------------------------------------------------------------------------------------------
  Reported      $13.8          $120.5           11.4%           $92.7         14.8%        $2.2       17.2%


     Additionally, the Company also believes its ratio of Tangible Common Equity to Risk Weighted Assets ("TCE/RWA") provides further insight into the strength of its capital position. As of March 31, 2009, this ratio was 10.1%. [On a proforma basis, assuming consolidation of off-balance sheet loans and recognition of corresponding reserves per SFAS 140, this ratio would be 7.3%.***]

   * These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company's First Quarter
     2009 Form 10-Q. During the first quarter, the Company determined that its outstanding subordinated debentures due in 2036 qualifies as Tier 2 capital.
  ** For the purpose of calculating the Tier 1 Leverage Ratio.
 *** Based upon common shareholders' equity of $12.4B, goodwill and intangibles of $3.0B and risk weighted assets of $92.7. Proforma for SFAS 140 assumes consolidation of off-balance sheet loans and the recognition of corresponding reserves. TCE decreases by $1.1B for the incremental reserves and other adjustments and RWA increases by $20.5B to reflect the consolidation of loans.

FUNDING AND LIQUIDITY

o FUNDING ACTIVITIES: During 1Q '09, the Company funded its business primarily through payments received from customers on contracting loan and receivable balances and its Federal Deposit Insurance Corporation ("FDIC") insured deposit-taking activities within its American Express Centurion Bank and American Express Bank, FSB subsidiaries (together, the "Banks"):

- DEPOSITS. As of March 31, 2009, the Company has accumulated $18.1B of funding through customer retail and institutional deposits, an increase of $2.6B from 4Q '08. The Company has accumulated $9.3B through the brokered retail certificate of deposit ("CD") program launched in October 2008, an increase of $3.1B from 4Q '08. Through offering deposits to sweep account holders at selected broker-dealer networks, the Company has raised $7.5B, an increase of $0.4B from 4Q '08. Institutional and other deposits declined $0.9B in the period.

- FUNDING REQUIREMENTS: The maturities of the Company's long-term debt, debt issued in connection with off-balance sheet securitizations and long-term CDs for the following four quarters are as follows:

                                          Funding Maturities, in billions
                                  ----------------------------------------------------
                                                                Certificates of
              Quarter Ending:     Long-Term  Off-Balance Sheet      Deposit      Total
              ---------------     ---------  -----------------  ---------------  -----
              June 30, 2009        $ 7.2          $0.6              $  -         $ 7.8
              September 30, 2009     2.6           2.7                 -           5.3
              December 31, 2009      2.8             -               1.7           4.5
              March 31, 2010         2.4           2.7               0.8           5.9
                                   -----          ----              ----         -----
                                   $15.0          $6.0              $2.5         $23.5
                                   =====          ====              ====         =====

     The Company's current funding plan is lower than these debt maturities, primarily reflecting the anticipated continuation of spending-related and credit-related actions on the amount of the Company's cardmember receivables and loan balances.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

o FUNDING SOURCES: The Company currently has an objective to hold excess cash and readily marketable securities to satisfy all maturing obligations and fund normal business operations for in excess of a 12-month period, with access to significant additional contingency liquidity sources, in the event that access to the traditional secured and unsecured fixed income capital markets remains unavailable. As of March 31, 2009 the Company held $25B of excess cash and readily marketable securities on its balance sheet.

     If conditions in the capital markets remain challenged, the Company expects that deposit-taking will continue to be its primary funding source. The Company plans to launch a direct deposit-taking program in 2Q '09, which will further extend its funding capabilities beyond the brokered retail CD and sweep account programs utilized to date. This program will make FDIC-insured CD and high-yield savings account products available directly from its banks to consumers.

     On March 3, 2009, the Department of the Treasury and the Federal Reserve Board announced the launch of the Term Asset-Backed Securities Loan Facility, ("TALF"). Securitized credit card receivables are eligible collateral under the TALF, provided the securities qualify for AAA ratings from two or more nationally recognized statistical rating organizations, ("NRSROs"). The Company is evaluating the marketplace acceptance of the TALF programs, and may supplement its deposit-taking activities by issuing TALF-eligible securities to meet its funding objectives during 2009. The Company believes that it can issue up to $9.8B of securities backed by its cardmember loans or receivables that would be eligible under this program.

     In addition to deposit and TALF funding, the Company can draw upon various other funding resources:

- TLGP: Under the FDIC's Temporary Liquidity Guarantee Program ("TLGP"), the Banks, as FDIC depository institutions, can issue up to $13.3B of senior unsecured guaranteed debt. In the fourth quarter of 2008, the Banks issued $5.9B of securities under this facility, and did not issue any securities in the first quarter of 2009. Therefore, capacity of $7.4B remains as of March 31, 2009. Issuance under the TLGP is currently scheduled to expire October 31, 2009.

- COMMERCIAL PAPER: The Company had continuous access to the commercial paper market throughout the quarter. In addition, the Commercial Paper Financial Facility ("CPFF") became operational on October 27, 2008, and is currently set to expire on October 30, 2009. Through its subsidiary, American Express Credit Corporation ("Credco"), the Company is eligible to have up to $14.7B of commercial paper outstanding through the CPFF. The commercial paper must be rated at least A1/P1/F1 by two or more major NRSROs to qualify for participation in the CPFF. At March 31, 2009, the Company had $1.8B of commercial paper outstanding, none of which was placed with the CPFF.

- DISCOUNT WINDOW. The Banks are insured depository institutions that have the capability of borrowing from the Federal Reserve Bank of San Francisco (i.e., access to the Federal Reserve Bank discount window), subject to the amount of qualifying collateral that they pledge. The Federal Reserve has indicated that both credit and charge card receivables are a form of qualifying collateral for secured borrowings made through the discount window or its Term Auction Facility (TAF) program.

- BANK LINES. At March 31, 2009, the Company maintained committed bank lines of credit totaling $11.2B, of which $2.5B was drawn as part of the Company's normal non-U.S. funding activities. The committed facilities have $2.0B of expirations in 2010 and $3.2B in 2011, with the remainder expiring in 2012.

- CONDUIT. The Company maintains an undrawn committed facility to purchase certificates backed by securitized credit card receivables up to $5B. The conduit expires on June 30, 2009.

OTHER ITEMS OF NOTE

o REENGINEERING INITIATIVES: On October 30, 2008, the Company announced various reengineering initiatives which are expected to produce cost benefits of approximately $1.8B in 2009 from previously anticipated spending levels. These initiatives include: reducing staffing levels and compensation expenses (expected benefit of $700MM in 2009), reducing certain operating costs (expected benefit of $125MM in 2009) and scaling back investment spending (expected benefit of $1B in 2009). The Company began the execution and implementation of these initiatives in 4Q '08, and as such, recorded a restructuring charge of $404MM ($262MM after-tax) in continuing operations, primarily associated with severance and other costs related to the elimination of approximately 7,000 jobs or about 10 percent of the Company's worldwide workforce. The Company believes it is on track to realize the $1.8B of projected benefits over the course of 2009.

o VISA AND MASTERCARD LITIGATION SETTLEMENTS: In November of 2004, the Company filed suit against Visa Inc., Visa USA and Visa International (collectively "Visa"), MasterCard Inc. ("MasterCard") and certain of their member banks to seek monetary damages for the lost business opportunity that resulted from the illegal conspiracy to boycott American Express from partnering with U.S. credit card issuing banks. The Company announced that it had reached an agreement with Visa on November 7, 2007 and with MasterCard on June 25, 2008. All defendants have been removed and the case is now dismissed.

     Under the terms of the settlement agreements, the Company will receive aggregate maximum payments of up to $2.25B from Visa and $1.8B from MasterCard. The total of more than $4.0B represents the largest antitrust settlement in U.S. history. The settlement with Visa is comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in 4Q '07 and received in March 2008, and quarterly payments of up to $70MM ($43MM after-tax) for four years from 1Q '08 through 4Q '11. The settlement with MasterCard is comprised of quarterly payments of up to $150MM ($93MM after-tax) for three years from 3Q '08 through 2Q '11. The Company has

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

     recognized $70MM from Visa for each of the past five quarters and $150MM from MasterCard for each of the past three quarters pursuant to these agreements.

     The installment payments from both parties are subject to the Company achieving certain quarterly performance criteria in the Global Network Services ("GNS") business within the U.S., which the Company believes it is positioned to meet. Payments earned through March 2009 have been recorded as a reduction to the "other, net" expense line within the Corporate & Other segment.

o ACQUISITION OF CPS: On March 28, 2008, the Company completed its purchase of GE's commercial card and corporate purchasing business unit, CPS, for $1.1B in cash and the repayment of $1.2B in CPS debt. The purchase included card relationships with GE as well as more than 300 large corporate clients, which cumulatively generated over $14B in global purchase volume in 2007. The Company believes that this acquisition will be additive to revenue growth, and will have a minor dilutive impact on both EPS and ROE in the early years following the transaction. This dilution estimate assumes the cash used for the purchase price would otherwise have been used for the repurchase of American Express common shares. Goodwill and intangible assets of $1.0B are recorded in the other assets line on the Consolidated Balance Sheet reflecting this transaction, primarily in the GCS segment.

     As of March 31, 2009, the GE commercial card relationships that have agreed to become GCS clients have migrated to the AXP network as the Company issues commercial cards to their employees. The classification will therefore be consistent with existing AXP relationships as cards issued and spending related to these relationships will be recorded as "cards-in-force" and "billed business" and the associated receivables will be reflected in the "cardmember receivables" line.

o AEB AND AEIDC: On September 18, 2007, the Company announced that it entered into an agreement to sell AEB, its international banking subsidiary, and AEIDC, a subsidiary that issues investment certificates to AEB's customers, to Standard Chartered. On February 29, 2008, Standard Chartered completed its purchase of the AEB portion of this transaction. In 2Q '08, the Company and Standard Chartered agreed on the final purchase price of $796MM, equaling the final net asset value of the businesses that were sold plus $300MM. The AEIDC portion of the transaction is expected to be transferred to Standard Chartered through a put/call agreement in 3Q '09.

     As a result of the agreement, beginning with 3Q '07 and for all prior periods, AEB results, assets and liabilities (except for certain components of the business which were not sold) were removed from the Corporate & Other segment and reported within Discontinued Operations on the Company's Consolidated Financial Statements. Beginning with 3Q '08 and for all prior periods, AEIDC results, assets and liabilities were removed from the Corporate & Other segment and are also reported within Discontinued Operations on the Company's Consolidated Financial Statements.


EXPANDED PRODUCTS AND SERVICES

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services.


     In our proprietary issuing and network business we:
     - With Hilton HHonors, launched a new premium co-branded credit card for U.S.-based consumers and announced several enhancements to the existing Hilton HHonors Card from American Express.
     - Introduced new options within the Membership Rewards program that allow Cardmembers to redeem points for gas cards, household appliances and gift cards at an expanded list of casual dining restaurants and a broader range of retailers.
     - Announced the expansion of the OPEN Savings program with the launch of partners Carey International and Epson America.

     In the GNS business we:
     - Appointed First Data as our exclusive merchant acquirer and merchant processor for American Express Card transactions in Poland.
     - Supported GNS partners in launching a wide range of new products:
       Swisscard Coop Verde American Express Card (Switzerland); United Mileage Plus American Express Credit Card from MBNA (United Kingdom); Cathay Pacific American Express Elite Credit Card (Philippines); Blue from American Express by Samsung Card (Korea); Singapore Airlines KrisFlyer American Express Gold Credit Card (Malaysia); and Sri Lankan Airlines Platinum American Express Card (Sri Lanka).
     - In China, our GNS partner, China CITIC Bank, announced the launch of the China CITIC Bank American Express Business Travel Account, a customizable, expense management solution that will help corporations in China manage their business travel expenses and savings.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                                 CONSOLIDATED


(Preliminary)

                             STATEMENTS OF INCOME
                                 (GAAP basis)

       (Millions, except per share amounts)                             Quarters Ended      Percentage
                                                                           March 31,         Inc/(Dec)
                                                                      -----------------     ----------
                                                                       2009      2008
                                                                       ----      ----
       Revenues
       Non-interest revenues
          Discount revenue                                            $3,066     $3,718        (18)%
          Net card fees                                                  532        531          -
          Travel commissions and fees                                    365        494        (26)
          Other commissions and fees                                     453        622        (27)
          Securitization income, net                                     141        444        (68)
          Other                                                          450        460         (2)
                                                                      ------     ------
             Total non-interest revenues                               5,007      6,269        (20)
                                                                      ------     ------
       Interest income
          Interest and fees on loans                                   1,292      1,671        (23)
          Interest and dividends on investment securities                154        186        (17)
          Deposits with banks and other                                   28         85        (67)
                                                                      ------     ------
             Total interest income                                     1,474      1,942        (24)
                                                                      ------     ------
       Interest expense
          Deposits                                                        85        149        (43)
          Short-term borrowings                                           27        161        (83)
          Long-term debt                                                 434        650        (33)
          Other                                                            9         11        (18)
                                                                      ------     ------
             Total interest expense                                      555        971        (43)
                                                                      ------     ------
               Net interest income                                       919        971         (5)
                                                                      ------     ------
       Total revenues net of interest expense                          5,926      7,240        (18)
                                                                      ------     ------
       Provisions for losses
          Charge card                                                    336        345         (3)
          Cardmember lending                                           1,414        809         75
          Other                                                           53         57         (7)
                                                                      ------     ------
             Total provisions for losses                               1,803      1,211         49
                                                                      ------     ------
       Total revenues net of interest expense after provisions for
          losses                                                       4,123      6,029        (32)
                                                                      ------     ------

       Expenses
          Marketing and promotion                                        345        594        (42)
          Cardmember rewards                                             846      1,040        (19)
          Cardmember services                                            111        122         (9)
          Salaries and employee benefits                               1,253      1,470        (15)
          Professional services                                          519        550         (6)
          Occupancy and equipment                                        358        375         (5)
          Communications                                                 104        115        (10)
          Other, net                                                      43        302        (86)
                                                                      ------     ------

             Total                                                     3,579      4,568        (22)
                                                                      ------     ------

       Pretax income from continuing operations                          544      1,461        (63)
       Income tax provision                                              101        417        (76)
                                                                      ------     ------
       Income from continuing operations                                 443      1,044        (58)
       Loss from discontinued operations, net of tax                      (6)       (53)       (89)
                                                                      ------     ------
       Net income                                                     $  437     $  991        (56)
                                                                      ======     ======

       Income from continuing operations attributable to common
         shareholders (A)                                             $  367     $1,038        (65)
                                                                      ======     ======
       Net income attributable to common shareholders (A)             $  361     $  985        (63)
                                                                      ======     ======

       Earnings Per Common Share-Basic
          Income from continuing operations attributable to common
            shareholders                                              $ 0.32     $ 0.90        (64)
          Loss from discontinued operations                            (0.01)     (0.05)       (80)
                                                                      ------     ------
          Net Income attributable to common shareholders              $ 0.31     $ 0.85        (64)
                                                                      ======     ======

       Earnings Per Common Share-Diluted
          Income from continuing operations attributable to common
            shareholders                                              $ 0.32     $ 0.89        (64)
          Loss from discontinued operations                            (0.01)     (0.04)       (75)
                                                                      ------     ------
          Net Income attributable to common shareholders              $ 0.31     $ 0.85        (64)
                                                                      ======     ======

       Average Shares Outstanding
          Basic                                                        1,156      1,153          -
                                                                      ======     ======
          Diluted                                                      1,156      1,163         (1)
                                                                      ======     ======

       (A) Represents income from continuing operations or net income, as applicable, less (i) preferred shares dividends and related accretion of $72MM for 1Q '09 and (ii) earnings allocated to participating share awards of $4MM and $6MM for 1Q '09 and 1Q '08, respectively.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

o CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE: Consolidated total revenues net of interest expense decreased 18%, reflecting decreases versus last year of 17% in USCS, 14% in ICS, 17% in GCS and 17% in GNMS. Total revenues net of interest expense decreased due to lower discount revenues, lower total interest income, reduced securitization income, net, lower other commissions and fees, reduced travel commissions and fees and lower other revenues, partially offset by lower total interest expense. Net card fees were essentially flat to last year. Translation of foreign currency resulted in a 4% greater decline in the reported revenues net of interest expense growth rate.

o CONSOLIDATED PROVISIONS FOR LOSSES: Consolidated provisions for losses increased 49% versus last year, reflecting an increase of 57% in USCS, 46% in ICS, 13% in GNMS and a decrease of 24% in GCS. Provisions increased primarily reflecting higher cardmember lending reserve levels due to increased net write-off and past due loan levels, which more than offset the benefits of reduced average owned loan balances. Owned cardmember lending loss reserves of $3.0B increased $443MM in the quarter, including $93MM of reserves associated with a $1.5B increase in cardmember loans as a result of $1.5B of securitized debt maturities. Translation of foreign currency reduced the consolidated provisions for losses growth rate by approximately 3%.

o CONSOLIDATED EXPENSES: Consolidated expenses decreased 22%, reflecting decreases of 15% in USCS, 20% in ICS, 11% in GCS and 32% in GNMS. The total expense decline reflected lower other, net expenses, decreased marketing and promotion expenses, reduced salaries and employee benefits expense, lower cardmember rewards expenses, decreased professional services costs, lower occupancy and equipment expenses and reduced communications and cardmember services expenses. Translation of foreign currency resulted in a 5% greater decline in the reported consolidated expenses growth rate.

o PRE-TAX MARGIN: Was 9.2% of total revenues net of interest expense in 1Q '09 compared with 20.2% in 1Q '08.

o EFFECTIVE TAX RATE: Was 19% in 1Q '09 versus 29% in 1Q '08. Each of the periods reflects recurring permanent tax benefits; however, the lower 1Q '09 tax rate reflects the larger impact of these benefits on a decreased level of pre-tax income.

o DISCOUNT REVENUE: Decreased 18%, on a 16% decrease in billed business. The greater revenue versus billed business decline primarily reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners.

     - The average discount rate* was 2.56% in 1Q '09 versus 2.53% in 4Q '08 and 2.57% in 1Q '08. The increase versus 4Q '08 reflects the normal seasonal impact of a relatively lower proportional level of non-T&E-related business volume in the first quarter. As indicated in prior quarters, selective re-pricing initiatives, changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                                              Quarters Ended     Percentage
                                                                 March 31,        Inc/(Dec)
                                                             ----------------    ----------
                                                              2009      2008
                                                              ----      ----
     Card billed business* (billions):
         United States                                       $ 97.4    $114.6        (15)%
         Outside the United States                             41.8      51.8        (19)
                                                             ------    ------
         Total                                               $139.2    $166.4        (16)
                                                             ======    ======
     Total cards-in-force (millions):
         United States                                         53.4      52.9          1
         Outside the United States                             38.2      35.1          9
                                                             ------    ------
         Total                                                 91.6      88.0          4
                                                             ======    ======
     Basic cards-in-force (millions):
         United States                                         41.6      41.4          -
         Outside the United States                             33.3      30.2         10
                                                             ------    ------
         Total                                                 74.9      71.6          5
                                                             ======    ======
     Average basic cardmember spending**
         United States                                       $2,587    $3,087        (16)
         Outside the United States                           $2,077    $2,723        (24)
         Total                                               $2,443    $2,984        (18)

      * For additional information about billed business and discount rate calculations, please refer to the First Quarter 2009 Earnings Release, American Express Company Selected Statistical Information pages.
     ** Proprietary card activity only.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

- WORLDWIDE BILLED BUSINESS: The 16% decrease in worldwide billed business reflected decreases of 15% in USCS, 21% in ICS, 23% in GCS and 6% in GNS. The table below summarizes selected billed business related statistics for 1Q '09:

                                                                                                      Percentage
                                                                                                  Increase/(Decrease)
                                                                                                     Assuming No
                                                                                Percentage        Changes in Foreign
                                                                            Increase/(Decrease)     Exchange Rates
                                                                            ------------------    ------------------
             Worldwide*
                 Total billed business                                             (16)%                (12)%
                 Proprietary billed business                                       (17)                 (14)
                 GNS                                                                (6)                   8
                 Average spending per proprietary basic card                       (18)                 (14)
                 Basic cards-in-force                                                5
             U.S.*
                 Billed business                                                   (15)
                 Average spending per proprietary basic card                       (16)
                 Basic cards-in-force                                                -
                 Proprietary consumer card billed business**                       (16)

                 Proprietary small business billed business**                      (13)
                 Proprietary Corporate Services billed business***                 (19)
             Outside the U.S.*
                 Billed business                                                   (19)                  (3)
                 Average spending per proprietary basic card                       (24)                  (8)
                 Basic cards-in-force                                               10
                 Proprietary consumer and small business billed
                   business****                                                    (21)                  (5)
                 Proprietary Corporate Services billed business***                 (30)                 (15)

        * Captions not designated as "proprietary" include both proprietary and GNS data.
       ** Included in USCS.
      *** Included in GCS.
     **** Included in ICS.

         -- U.S. non-T&E-related volume categories (which represented approximately 71% of total U.S. billed business) declined 12%, while T&E volumes declined 20%.
         -- U.S. airline-related volume, which represented approximately 9% of total U.S. volumes during the quarter, decreased 26% due to a 23% decrease in the average airline charge and a 4% decline in airline transactions.
         -- Worldwide airline volumes, which represented approximately 10% of total volumes during the quarter, decreased 29% due to a 25% decrease in the average airline charge and a 6% decline in airline transactions.
         -- Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected growth in the low-single digits in Latin America and Asia Pacific, and declines in the single digits in Europe and Canada.

- TOTAL CARDS-IN-FORCE: Rose 4% worldwide due to increases of 6% in GCS and 18% in GNS, partially offset by decreases of 1% in USCS and 2% in ICS. The increases in GCS were driven by the migration of CPS cards to the American Express network. The declines in USCS and ICS reflect more modest card acquisition activities and the effect of certain credit-related actions, including the cancellation of approximately 500K consumer and small business cards, the majority of which came from ICS.

-- Total cards-in-force declined in the U.S. and international markets by 600K and 200K, respectively, during the quarter.

o NET CARD FEES: Were essentially flat to the prior year as a slight increase in the average fee per card offset a modest decline in total proprietary cards-in-force.

o TRAVEL COMMISSIONS AND FEES: Decreased 26%, primarily reflecting a 35% decrease in worldwide travel sales.

o OTHER COMMISSIONS AND FEES: Decreased 27%, driven primarily by lower fees related to reduced average owned loan balances, credit-related actions and decreased cardmember spending levels.

o SECURITIZATION INCOME, NET: Decreased 68%, primarily due to a lower excess spread, net, driven by increased write-offs and a $32MM decrease in the fair market value of the I/O Strip, which was partially offset by lower interest expense due to lower rates paid on variable-rate investor certificates. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

- Components of Securitization Income, Net:

                                                              Quarters Ended    Percentage
                                                                 March 31,       Inc/(Dec)
                                                              --------------    -----------
                                                              2009      2008
                                                              ----      ----
 (millions)
  Excess spread, net*                                         $  2      $310      (99)%
  Servicing fees                                               139       127        9
  Gain on sales from securitizations**                           -         7        #
                                                              ----      ----
  Total securitization income, net                            $141      $444      (68)
                                                              ====      ====

         # Denotes variance of more than 100%.
         * Excess spread, net is the net cash flow from interest and fee collections allocated to the investors' interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and changes in the fair value of the I/O Strip.
        ** Excludes ($93MM) of impact from cardmember loan maturities in 1Q
           '09 and $140MM and ($68MM) of impact from cardmember loan sales and maturities in 1Q '08, which are reflected in provisions for losses for each respective period.

- The average balance of Cardmember lending securitizations was $27.7B in 1Q '09 compared with $25.5B in 1Q '08.

o OTHER REVENUES: Decreased 2%, primarily reflecting lower publishing and other miscellaneous revenues partially offset by the CPS acquisition.

o TOTAL INTEREST INCOME:  Decreased 24%.

- INTEREST AND FEES ON LOANS: Decreased 23%, primarily reflecting lower average owned loan balances.

- INTEREST AND DIVIDENDS ON INVESTMENT SECURITIES: Decreased 17%, primarily reflecting reduced investment yields which more than offset increased liquidity-related investment levels.

- DEPOSITS WITH BANKS AND OTHERS: Decreased 67%, primarily due to significantly lower yields.

o TOTAL INTEREST EXPENSE:  Decreased 43%.

- DEPOSITS: Decreased 43%, due to a lower cost of funds which more than offset increased balances.

- SHORT-TERM BORROWINGS: Decreased 83%, due to a decrease in short-term debt levels and a lower cost of funds.

- LONG-TERM DEBT: Decreased 33%, primarily reflecting a lower cost of funds driven by reduced market rates on variably-priced debt, partially offset by an increased amount of average long-term debt outstanding.

- OTHER:  Decreased $2MM.

o CHARGE CARD PROVISION FOR LOSSES: Decreased 3%, as lower business volumes and receivable levels in 1Q '09 more than offset the impact of higher losses and past due receivables.

- WORLDWIDE CHARGE CARD:*

-- The write-off rates increased versus last year and last quarter. Past due rate trends were mixed.
-  WORLDWIDE CHARGE CARD:*
   -- The write-off rates increased versus last year and last quarter. Past due rate trends were mixed.

                                                     3/09      12/08       3/08
                                                    ------    -------    -------
      USCS Net write-off rate+                        4.9%       3.5%        3.6%
      ICS Net loss ratio as a % of charge volume     0.35%      0.30%       0.21%
      GCS Net loss ratio as a % of charge volume     0.17%      0.14%       0.12%

      USCS 30 days past due as a % of total           3.7%       3.7%        3.7%
      ICS 90 days past due as a % of total            3.3%       3.1%        2.2%
      GCS 90 days past due as a % of total            2.4%       2.7%        1.7%

      Worldwide Receivables (billions)              $30.3      $33.0      $ 39.0
      Reserves (millions)                           $ 810      $ 810      $1,221
      % of receivables                                2.7%       2.5%        3.1%

      * There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
      + In the fourth quarter of 2008, the Company revised the time period in which past due cardmember receivables in USCS are written off to 180 days past due, consistent with applicable regulatory guidance. Previously, receivables were written off when 360 days past due. The net write-offs for the fourth quarter 2008 include write-offs of $341MM resulting from this write-off methodology change, which is not reflected in the net write-off rate for USCS.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

o CARDMEMBER LENDING PROVISION FOR LOSSES: Increased 75%, primarily reflecting higher cardmember reserve levels due to increased net write-off and past due loan levels, which more than offset the benefits of lower average owned loan balances. Owned cardmember lending loss reserves of $3.0B increased $443MM in the quarter, including $93MM of reserves associated with a $1.5B increase in cardmember loans as a result of $1.5B of securitized debt maturities.

- WORLDWIDE LENDING:*

-- The write-off and past due rates increased versus last year and last quarter.

                                                     3/09     12/08      3/08
                                                   -------   -------    ------
      Net write-off rate                              8.0%       6.5%      4.5%
      30 days past due as a % of loans                4.9%       4.4%      3.3%

      Total Loans (billions)                       $ 36.7     $ 42.2    $ 49.4
      Reserves (millions)                          $3,013     $2,570    $1,919
      % of total loans                                8.2%       6.1%      3.9%
      % of 30 days past due accounts                  168%       137%      118%

     * All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the First Quarter 2009 Earnings Release, American Express Company Consolidated Selected Statistical Information pages.

o OTHER PROVISION FOR LOSSES:  Decreased $4MM versus last year.

o MARKETING AND PROMOTION EXPENSES: Decreased 42%, reflecting lower discretionary investment spending per the Company's ongoing reengineering initiatives.

o CARDMEMBER REWARDS EXPENSE: Decreased 19%, reflecting lower volume-driven rewards costs.

o CARDMEMBER SERVICES EXPENSES:  Decreased 9%.

o SALARIES AND EMPLOYEE BENEFITS EXPENSE: Decreased 15%, reflecting the impact of lower employee levels due to the Company's 4Q '08 reengineering activities and reduced incentive-related costs.

o PROFESSIONAL SERVICES EXPENSE: Decreased 6%, driven by lower technology and legal costs which more than offset higher credit and collection expenses.

o OCCUPANCY AND EQUIPMENT EXPENSE: Decreased 5%, on lower rent and lease expenses.

o COMMUNICATIONS EXPENSE:  Decreased 10%, driven by lower volume-related costs.

o OTHER, NET EXPENSE: Decreased 86%, due to the 1Q '09 settlement payment from MasterCard, a $63MM favorable impact related to fair value hedge ineffectiveness and lower travel and entertainment expenses as part of the Company's ongoing reengineering initiatives.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

SUPPLEMENTAL INFORMATION - TANGIBLE COMMON EQUITY AND TOTAL ADJUSTED ASSETS

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets", as defined in the Subordinated Debentures. The Company's consolidated "tangible common equity" amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company's "total adjusted assets" as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of March 31, 2009, the Company's "tangible common equity" was $10B and its "total adjusted assets" as defined in the Subordinated Debentures, were $149B. As of March 31, 2009, the consolidated assets as reflected on the Company's balance sheet were $121B.

                               CORPORATE & OTHER

o Net income was $106MM in 1Q '09 compared with a net loss of $2MM in 4Q '08 and net income of $14MM in 1Q '08.

- 1Q '09 included:

  -- $93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively; and
  -- Higher interest expenses related to the cost of carrying increased levels of liquidity, partially offset by lower tax expenses.

- 4Q '08 included:

  -- $93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively; and
  -- $93MM of after-tax expense related to the Company's reengineering initiatives.

- 1Q '08 included:

  -- $43MM of after-tax income related to the Visa litigation settlement; and -- A $19MM after-tax charge related to the exit of certain AEB operations not sold.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                              U.S. CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)

(Preliminary)

                                                                      Quarters Ended      Percentage
                                                                        March 31,          Inc/(Dec)
                                                                     ----------------     ----------
(millions)                                                             2009     2008
                                                                       ----     ----
Revenues
  Discount revenue, net card fees and other                          $2,205    $2,579        (15)%
  Securitization income, net                                            141       444        (68)
  Interest income                                                       946     1,308        (28)
  Interest expense                                                      218       609        (64)
                                                                     ------    ------
    Net interest income                                                 728       699          4
                                                                     ------    ------
Total revenues net of interest expense                                3,074     3,722        (17)
                                                                     ------    ------
Provisions for losses                                                 1,383       881         57
                                                                     ------    ------
Total revenues net of interest expense after provisions for losses    1,691     2,841        (40)
                                                                     ------    ------
Expenses
  Marketing, promotion, rewards and cardmember services                 889     1,144        (22)
  Salaries and employee benefits and other operating expenses           852       906         (6)
                                                                     ------    ------
    Total                                                             1,741     2,050        (15)
                                                                     ------    ------
Pretax segment (loss) income                                            (50)      791          #
Income tax (benefit) provision                                          (25)      268          #
                                                                     ------    ------
Segment (loss) income                                                $  (25)   $  523          #
                                                                     ======    ======

# Denotes a variance of more than 100%.

STATISTICAL INFORMATION

                                                                      Quarters Ended      Percentage
                                                                         March 31,         Inc/(Dec)
                                                                     ----------------     ----------
                                                                       2009      2008
                                                                       ----      ----
Card billed business (billions)                                      $ 78.0    $ 92.1        (15)%
Total cards-in-force (millions)                                        43.4      43.8         (1)
Basic cards-in-force (millions)                                        32.3      32.7         (1)

Average basic cardmember spending* (dollars)                         $2,391    $2,838        (16)
Segment capital (millions)**                                         $4,846    $4,517          7
Return on average segment capital**                                     6.3%     37.9%
Return on average tangible segment capital**                            6.7%     39.4%

*  Proprietary cards only.
** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the First Quarter 2009 Earnings Release or the components of ROSC and ROTSC.

    - BILLED BUSINESS: The 15% decrease in billed business reflects lower average spending per proprietary basic cards-in-force and the reduced basic cards-in-force level.

         -- Within the U.S. consumer business, billed business decreased 16%;
            small business volumes declined by 13%.

    - TOTAL CARDS-IN-FORCE: Decreased by 0.4MM, or 1%, versus last year, reflecting the reduced card acquisition activities and the effects of certain credit-related actions.

P&L DISCUSSION:

o SEGMENT RESULTS: Reflected a loss of $25MM this year versus income of $523 last year. Total revenues net of interest expense declined 17%, provisions for losses increased 57% and expenses declined by 15%.

     - PRE-TAX MARGIN:  Was (1.6%) in 1Q '09 compared with 21.3% in 1Q '08.

     - EFFECTIVE TAX RATE: Was 50% in 1Q '09 compared with 34% in 1Q '08. The high rate in 1Q '09 reflects the impact of recurring tax benefits on a pre-tax loss and the lower rate in 1Q '08 reflects the resolution of certain tax items from prior years.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 15%, due to lower billed business volumes and lower commissions and fees.

o SECURITIZATION INCOME, NET: Decreased 68% primarily due to a lower excess spread, net, driven by increased write-offs and the charge to the fair value of the I/O Strip, which was partially offset by lower interest expense due to lower rates paid on variable-rate investor certificates.

o INTEREST INCOME: Decreased 28%, due to a decline of 24% in the average owned lending balance and lower market interest rate-driven portfolio yields, partially offset by the benefits of certain pricing initiatives.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                              U.S. CARD SERVICES

o INTEREST EXPENSE: Decreased 64%, due to a lower market interest rate-driven cost of funds and reduced average owned cardmember lending and receivable balances.

o PROVISIONS FOR LOSSES: Increased 57%, principally due to increased lending provisions reflecting higher net write-off and past due loan levels and reserves associated with a $1.5B increase in cardmember loans as a result of $1.5B of securitized debt maturities, partially offset by reduced loan and business volumes.


     -   CHARGE CARD: *
         -- The net write-off rate increased versus last year and last quarter. The past due rate was unchanged versus last year and last quarter.

                                                                      3/09     12/08       3/08
                                                                     ------   -------     ------
              Total Receivables (billions)                            $15.6    $17.8       $19.2
              Net write-off rate                                        4.9%     3.5%        3.6%
              30 days past due as a % of total                          3.7%     3.7%        3.7%

     -   CARDMEMBER LENDING: **
         -- The net write-off and past due rates increased versus last year and last quarter.

                                                                      3/09     12/08       3/08
                                                                     ------   -------     ------
              Total Loans (billions)                                  $28.2     $32.7      $38.0
              Net write-off rate                                        8.5%      7.0%       4.5%
              30 days past due as a % of total                          5.1%      4.7%       3.4%

            * There are no off-balance sheet Charge Card securitizations.
              Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
           ** Owned basis. See pages 14-15 for "Managed Basis" Cardmember lending information.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 22%, primarily due to lower volume-related rewards costs and reduced marketing and promotion expenses.

o SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Decreased 6%, primarily due to a portion of the favorable impact related to fair value hedge ineffectiveness and benefits from the Company's reengineering initiatives, partially offset by costs associated with the Delta contract extension.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2009 OVERVIEW
                               U.S. CARD SERVICES

MANAGED BASIS

For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), interest income, interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more comprehensive portrayal of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts, in addition to changes in the fair value of the interest-only strips, are reflected in securitization income, net, and fees and commissions. The Company also recognizes total interest income over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

   The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                                               Quarters Ended          Percentage
                                                                                  March 31,             Inc/(Dec)
                                                                            -------------------        ----------
         (millions)                                                           2009         2008
                                                                            ------       ------
         -   DISCOUNT REVENUE, NET CARD FEES AND OTHER:
               Reported for the period (GAAP)                               $2,205       $2,579           (15)%
               Securitization adjustments                                       99           73            36
                                                                            ------       ------
               Managed discount revenue, net card fees and other            $2,304       $2,652           (13)
                                                                            ======       ======
         -   INTEREST INCOME:
               Reported for the period  (GAAP)                              $  946       $1,308           (28)
               Securitization adjustments                                      886          903            (2)
                                                                            ------       ------
               Managed interest income                                      $1,832       $2,211           (17)
                                                                            ======       ======

         -   SECURITIZATION INCOME, NET:
               Reported for the period (GAAP)                               $  141       $  444           (68)
               Securitization adjustments                                     (141)        (444)          (68)
                                                                            ------       ------
               Managed securitization income, net                           $    -       $    -             -
                                                                            ======       ======

         -   INTEREST EXPENSE:
               Reported for the period  (GAAP)                              $  218       $  609           (64)
               Securitization adjustments                                       83          220           (62)
                                                                            ------       ------
               Managed interest expense                                     $  301       $  829           (64)
                                                                            ======       ======

         -   PROVISIONS FOR LOSSES:
               Reported for the period (GAAP)                               $1,383       $  881            57
               Securitization adjustments                                      636          387            64
                                                                            ------       ------
               Managed provisions for losses                                $2,019       $1,268            59
                                                                            ======       ======

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                              U.S. CARD SERVICES

MANAGED P&L DISCUSSION

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 13%, largely due to lower billed business volumes and lower commissions and fees.

o INTEREST INCOME: Decreased 17%, primarily due to a decrease of 8% in the average managed lending balance and lower market interest rate-driven portfolio yields partially offset by the benefits of certain pricing initiatives.

o INTEREST EXPENSE: Decreased 64%, due to a lower market interest rate-driven cost of funds and lower average managed cardmember lending and receivable balances.

o PROVISIONS FOR LOSSES: Increased 59%, principally due to increased lending provisions from higher net write-off and past due loan levels, partially offset by reduced loan and business volumes.


      -    CARDMEMBER LENDING: *
           -- The write-off and past due rates increased versus last year and last quarter.

                                                            3/09             12/08            3/08
                                                       --------------   --------------   --------------
          Total Loans (billions)                            $56.5            $62.4           $63.6
          Net write-off rate                                  8.5%             6.7%            4.3%
          30 days past due as a % of total                    5.1%             4.7%            3.2%

        * Managed basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                          INTERNATIONAL CARD SERVICES


                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)

   (Preliminary)

                                                                                 Quarters Ended        Percentage
                                                                                    March 31,           Inc/(Dec)
                                                                               -------------------     ----------
   (millions)                                                                   2009         2008
                                                                                ----         ----
   Revenues
       Discount revenue, net card fees and other                               $  772       $  937        (18)%
                                                                               ------       ------
       Interest income                                                            400          510        (22)
       Interest expense                                                           149          252        (41)
                                                                               ------       ------
         Net interest income                                                      251          258         (3)
                                                                               ------       ------
   Total revenues net of interest expense                                       1,023        1,195        (14)
                                                                               ------       ------
   Provisions for losses                                                          335          229         46
                                                                               ------       ------
   Total revenues net of interest expense after provisions for losses             688          966        (29)
                                                                               ------       ------
   Expenses
       Marketing, promotion, rewards and cardmember services                      258          358        (28)
       Salaries and employee benefits and other operating expenses                422          491        (14)
                                                                               ------       ------
         Total                                                                    680          849        (20)
                                                                               ------       ------
   Pretax segment income                                                            8          117        (93)
   Income tax benefit                                                             (31)         (16)        94
                                                                               ------       ------
   Segment income                                                              $   39       $  133        (71)
                                                                               ======       ======

   STATISTICAL INFORMATION

                                                                                 Quarters Ended        Percentage
                                                                                    March 31,           Inc/(Dec)
                                                                               -------------------     ----------
                                                                                2009         2008
                                                                               ------       ------
   Card billed business (billions)                                             $ 20.5       $ 26.1        (21)%
   Total cards-in-force (millions)                                               15.8         16.1         (2)
   Basic cards-in-force (millions)                                               11.0         11.4         (4)
   Average basic cardmember spending* (dollars)                                $1,823       $2,309        (21)
   Segment capital (millions)**                                                $2,004       $2,041         (2)
   Return on average segment capital**                                           12.3%        16.4%

  Return on average tangible segment capital**                                  16.6%        22.6%

 * Proprietary cards only.
** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the First Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

- BILLED BUSINESS: The 21% decrease in billed business reflects a 21% decrease in average spending per proprietary basic cards-in-force and a 4% decrease in basic cards-in-force.

         -- Adjusting for the impacts of foreign exchange translation, billed business decreased 5% and average spending per proprietary basic card-in-force decreased 5%. Volume declines within the major geographic regions were in the low single digits.

- TOTAL CARDS-IN-FORCE: Decreased by 0.3MM, or 2%, versus last year, reflecting the reduced card acquisition activities and the effects of certain credit-related actions, including the cancellation of approximately 350K inactive accounts in the quarter.

P&L DISCUSSION

o SEGMENT INCOME: Decreased 71% to $39MM, as total revenues net of interest expense declined 14%, provisions for losses increased 46% and expenses decreased by 20%. Both the revenue and expense declines were inflated by the translation of foreign currency.

     - 1Q '08 included $1MM ($1MM after-tax) of reengineering reversals.

     - PRE-TAX MARGIN:  Was 0.8% in 1Q '09 compared with 9.8% in 1Q '08.

     - EFFECTIVE TAX RATE: Was (388%) in 1Q '09 compared with (14%) in 1Q '08. The rates in both periods reflect the impact of recurring tax benefits on varying pre-tax income. As indicated in previous quarters, this segment reflects an overall tax benefit which will likely continue going forward as the Company's internal tax allocation process provides ICS with the consolidated benefit related to its ongoing funding activities outside the U.S.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 18%, driven primarily by the lower level of card spending, decreased other commissions and fees and lower travel commissions and fees.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                          INTERNATIONAL CARD SERVICES

o INTEREST INCOME: Decreased 22% on a 21% reduction in average loans and lower interest on bank and other deposits, partially offset by a higher cardmember loan portfolio yield.

o    INTEREST EXPENSE:   Decreased 41%, on lower volumes and average loan
     balances and a decreased cost of funds.

o PROVISIONS FOR LOSSES: Increased 46%, primarily due to increased net write-off and past due levels partially offset by lower loan and business volumes.


      -    CHARGE CARD: *
           -- The loss ratio and past due rates increased versus last year and last quarter.

                                                         3/09            12/08            3/08
                                                     ------------     -----------     -----------
            Total Receivables (billions)                $ 5.0            $ 5.6           $ 6.3
            Net loss ratio as a % of charge volume       0.35%            0.30%           0.21%
            90 days past due as a % of total              3.3%             3.1%            2.2%

      -    CARDMEMBER LENDING: *
           -- The net write-off and past due rates increased versus last year and last quarter.

                                                         3/09            12/08            3/08
                                                     ------------     -----------     -----------
            Cardmember Loans (billions)                  $8.5             $9.5           $11.4
            Net write-off rate                            6.4%             5.1%            4.4%
            30 days past due as a % of total              4.2%             3.6%            3.0%

          * There are no off-balance sheet charge card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the charge card and lending portfolio are on an "Owned Basis."

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 28%, reflecting reduced marketing and promotion spending and lower volume-related rewards costs.

o SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Decreased 14%, primarily due to the benefit from the Company's reengineering initiatives.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)

   (Preliminary)

                                                                                 Quarters Ended        Percentage
                                                                                    March 31,           Inc/(Dec)
                                                                               -------------------     ----------
   (millions)                                                                   2009         2008
                                                                                -----       ------
   Revenues
       Discount revenue, net card fees and other                                $ 981       $1,235        (21)%
                                                                                -----       ------
       Interest income                                                             21           46        (54)
       Interest expense                                                            58          137        (58)
                                                                                -----       ------
         Net interest income                                                      (37)         (91)        (59)
                                                                                -----       ------
   Total revenues net of interest expense                                         944        1,144        (17)
                                                                                -----       ------
   Provisions for losses                                                           47           62        (24)
                                                                                -----       ------
   Total revenues net of interest expense after provisions for losses             897        1,082        (17)
                                                                                -----       ------
   Expenses
       Marketing, promotion, rewards and cardmember services                       79           86         (8)
       Salaries and employee benefits and other operating expenses                690          778        (11)
                                                                                -----       ------
         Total                                                                    769          864        (11)
                                                                                -----       ------
   Pretax segment income                                                          128          218        (41)
   Income tax provision                                                            42           67        (37)
                                                                                -----       ------
   Segment income                                                               $  86       $  151        (43)
                                                                                =====       ======

   STATISTICAL INFORMATION

                                                                                 Quarters Ended        Percentage
                                                                                    March 31,           Inc/(Dec)
                                                                               -------------------     ----------
                                                                                2009         2008
                                                                                ----         ----
   Card billed business (billions)                                             $ 25.1       $ 32.8        (23)%
   Total cards-in-force (millions)                                                7.3          6.9          6
   Basic cards-in-force (millions)                                                7.3          6.9          6
   Average basic cardmember spending* (dollars)                                $3,517       $4,770        (26)
   Segment capital (millions)**                                                $3,439       $3,352          3
   Return on average segment capital**                                           12.8%        23.2%
   Return on average tangible segment capital**                                  29.2%        42.4%

 * Proprietary cards only.
** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the First Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

     - BILLED BUSINESS: The 23% decrease in billed business reflects a 26% decline in average spending per proprietary basic cards-in-force partially offset by a 6% increase in basic cards-in-force.

         --   Adjusting for the impacts of foreign exchange translation:
              Billed business and average spending per proprietary basic card-in-force decreased 18% and 21%, respectively. Volume decreases of 19% within the U.S. compared to results within other major geographic regions ranging from double digit declines in Asia Pacific and Europe, high single digit declines in Canada and low single digit increases in Latin America.

     - TOTAL CARDS-IN-FORCE: Increased by 0.4MM, or 6%, versus last year, driven by the migration of CPS cards onto the AXP network.

P&L DISCUSSION

o SEGMENT INCOME: Decreased 43% to $86MM as total revenues net of interest expense decreased 17%, provisions for losses decreased 24% and expenses declined by 11%. Both the revenue and expense declines were inflated by the translation impact of a comparatively stronger dollar, and reflected the inclusion of the CPS acquisition this year.

     - 1Q '09 and 1Q '08 included $2MM ($1MM after-tax) of reengineering costs and $3MM ($2MM after-tax) of reengineering reversals, respectively.

     - PRE-TAX MARGIN:  Was 13.6% in 1Q '09 compared with 19.1% in 1Q '08.

     - EFFECTIVE TAX RATE:  Was 33% in 1Q '09 compared with 31% in 1Q '08.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 21%, driven primarily by the reduced level of card spending, as well as lower travel commissions and fees, partially offset by higher other revenues from the CPS acquisition.

o    INTEREST INCOME: Decreased 54%, driven by lower deposit-related income.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES

o INTEREST EXPENSE: Decreased 58%, due to a lower cost of funds and lower average receivables partially offset by the cost of funding the CPS acquisition.

o    PROVISIONS FOR LOSSES:  Decreased $15MM.

- CHARGE CARD: *

-- The loss ratio increased versus last year and last quarter. The past due rate increased versus last year but decreased versus last quarter.

                                                        3/09       12/08      3/08
                                                       -------    -------    -------
       Total Receivables (billions)                     $ 9.6      $ 9.4      $12.8
       Net loss ratio as a % of charge volume            0.17%      0.14%      0.12%
       90 days past due as a % of total                   2.4%       2.7%       1.7%

       * There are no off-balance sheet charge card securitizations. Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 8%, reflecting lower volume-related rewards costs.

o SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Decreased 11%, due in part to the benefits from the Company's reengineering initiatives partially offset by the expenses related to the CPS acquisition.

                           AMERICAN EXPRESS COMPANY
                          FIRST QUARTER 2009 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)

(Preliminary)

                                                                             Quarters Ended    Percentage
                                                                                March 31,      Inc/(Dec)
                                                                            ----------------   ----------
(millions)                                                                   2009     2008
                                                                            ------   ------
Revenues
    Discount revenue, fees and other                                          $813   $  942       (14)%
                                                                            ------   ------
    Interest income                                                              1        1         -
    Interest expense                                                           (22)     (60)      (63)
                                                                            ------   ------
      Net interest income                                                       23       61       (62)
                                                                            ------   ------
Total revenues net of interest expense                                         836    1,003       (17)
                                                                            ------   ------
 Provisions for losses                                                          35       31        13
                                                                            ------   ------
Total revenues net of interest expense after provisions for losses             801      972       (18)
                                                                            ------   ------
Expenses
    Marketing and promotion                                                     64      136       (53)
    Salaries and employee benefits and other operating expenses                372      501       (26)
                                                                            ------   ------
      Total                                                                    436      637       (32)
                                                                            ------   ------
Pretax segment income                                                          365      335         9
Income tax provision                                                           128      112        14
                                                                            ------   ------
Segment income                                                                $237   $  223         6
                                                                            ======   ======

  STATISTICAL INFORMATION

                                                                             Quarters Ended    Percentage
                                                                                March 31,      Inc/(Dec)
                                                                            ----------------   ----------
                                                                             2009      2008
                                                                            ------    ------
  Global card billed business* (billions)                                   $139.2    $166.4      (16)%
  Segment capital (millions)**                                              $1,716    $1,167       47
  Return on average segment capital**                                         70.6%     91.3%
  Return on average tangible segment capital**                                72.4%     94.2%

  Global Network Services:
  Card billed business (billions)                                            $14.8     $15.7       (6)
  Total cards-in-force (millions)                                             25.1      21.2       18

* Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.
** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the First Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

P&L DISCUSSION

o SEGMENT INCOME: Increased 6%, to $237MM as total revenues net of interest expense declined 17%, provisions for losses increased by $4MM and expenses decreased by 32%. Both the revenue and expense declines were inflated by the translation impact of a comparatively stronger dollar.

     - 1Q '09 and 1Q '08 included $3MM ($2MM after-tax) and $1MM
       ($0MM after-tax), respectively, of reengineering reversals.

     - PRE-TAX MARGIN:  Was 43.7% in 1Q '09 compared with 33.4% in 1Q '08.

     - EFFECTIVE TAX RATE:  Was 35% in 1Q '09 compared with 33% in 1Q '08.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Decreased 14%, reflecting a decline in merchant-related revenues, primarily from the 16% decrease in global card billed business.

o    INTEREST INCOME:  Was flat versus the prior year.

o INTEREST EXPENSE: The expense credit decreased 63% due to lower volumes and a lower rate-driven interest credit, primarily in the U.S., related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

o    PROVISIONS FOR LOSSES:  Increased $4MM.

o MARKETING AND PROMOTION EXPENSES: Decreased 53%, reflecting lower brand and merchant-related marketing and promotion costs due to the Company's reengineering initiatives.

o SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Decreased 26%, primarily due to higher litigation-related expenses in 1Q '08 and the benefits from the Company's reengineering initiatives.

             INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS

 THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS, WHICH ADDRESS THE COMPANY'S EXPECTED BUSINESS AND FINANCIAL PERFORMANCE, AMONG OTHER MATTERS, CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANTS AND OTHER CREDIT TRENDS, WHICH WILL DEPEND IN PART ON (I) THE ECONOMIC ENVIRONMENT, INCLUDING, AMONG OTHER THINGS, THE HOUSING MARKET, THE RATES OF BANKRUPTCIES AND UNEMPLOYMENT, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS, (II) THE EFFECTIVENESS OF THE COMPANY'S CREDIT MODELS AND (III) THE ULTIMATE OUTCOME OF CERTAIN PROPOSED LEGISLATIVE INITIATIVES AFFECTING THE CREDIT CARD BUSINESS; THE IMPACT OF THE COMPANY'S EFFORTS TO DEAL WITH DELINQUENT CARDMEMBERS IN THE CURRENT CHALLENGING ECONOMIC ENVIRONMENT, WHICH MAY AFFECT PAYMENT PATTERNS OF CARDMEMBERS AND THE PERCEPTION OF THE COMPANY'S SERVICES, PRODUCTS AND BRANDS; THE COMPANY'S NEAR-TERM WRITE-OFF RATES, INCLUDING THOSE FOR THE SECOND, THIRD AND FOURTH QUARTERS OF 2009, WHICH WILL DEPEND IN PART ON CHANGES IN THE LEVEL OF THE COMPANY'S LOAN BALANCES, DELINQUENCY RATES OF CARDMEMBERS AND UNEMPLOYMENT AND BANKRUPTCY RATES; DIFFERENCES BETWEEN OWNED (I.E., GAAP) AND MANAGED WRITE-OFF RATES WHICH CAN BE IMPACTED BY FACTORS SUCH AS THE VARIOUS TYPES OF CUSTOMER ACCOUNTS IN THE PORTFOLIOS OF THE COMPANY AND THE LENDING SECURITIZATION TRUST; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, AND THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE WRITE-OFF AND DELINQUENCY RATES IN THE MEDIUM- TO LONG-TERM OF CARDMEMBERS ADDED BY THE COMPANY DURING THE PAST FEW YEARS, WHICH COULD IMPACT THEIR PROFITABILITY TO THE COMPANY; THE COMPANY'S ABILITY TO EFFECTIVELY IMPLEMENT CHANGES IN THE PRICING OF CERTAIN OF ITS PRODUCTS AND SERVICES; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, AND CREDIT SPREADS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE COMPANY'S ABILITY TO MEET ITS LONG-TERM ON AVERAGE AND OVER TIME FINANCIAL TARGETS; THE ACTUAL AMOUNT TO BE SPENT BY THE COMPANY ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND GENERATE EXCESS CAPITAL AND EARNINGS IN A MANNER AND AT LEVELS THAT WILL ALLOW THE COMPANY TO RETURN A PORTION OF CAPITAL TO SHAREHOLDERS, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS, AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY AND REGULATORY REQUIREMENTS, INCLUDING THOSE ARISING FROM THE

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COMPANY'S STATUS AS A BANK HOLDING COMPANY; THE ABILITY OF THE COMPANY TO MEET
ITS OBJECTIVES WITH RESPECT TO THE GROWTH OF ITS BROKERED RETAIL CD PROGRAM
AND BROKERAGE SWEEP ACCOUNT PROGRAM AND THE IMPLEMENTATION OF ITS DIRECT DEPOSIT INITIATIVE; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT
COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN
THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE ABILITY OF THE GLOBAL NETWORK SERVICES BUSINESS TO MEET THE PERFORMANCE REQUIREMENTS CALLED FOR BY THE COMPANY'S SETTLEMENTS WITH MASTERCARD AND VISA; TRENDS IN TRAVEL AND ENTERTAINMENT SPENDING AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE UNCERTAINTIES ASSOCIATED WITH BUSINESS ACQUISITIONS, INCLUDING, AMONG OTHERS, THE FAILURE TO REALIZE ANTICIPATED BUSINESS RETENTION, GROWTH AND COST
SAVINGS, AS WELL AS THE ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED BUSINESS INTO THE COMPANY'S EXISTING OPERATIONS; THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE FEBRUARY 2008 SALE OF THE AMERICAN EXPRESS BANK LTD. BUSINESSES AND THE TRANSACTION'S IMPACT ON THE COMPANY'S EARNINGS PROVING TO BE INACCURATE OR UNREALIZED; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS, AND OTHER BENEFITS, INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM (INCLUDING DURING 2009) AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING,
AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS (INCLUDING, AMONG OTHERS, THE DELTA AIR LINES/NORTHWEST AIRLINES MERGER) AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; THE ABILITY OF THE COMPANY TO SATISFY ITS LIQUIDITY NEEDS AND EXECUTE ON ITS FUNDING PLANS, WHICH WILL DEPEND ON, AMONG OTHER THINGS, THE COMPANY'S FUTURE BUSINESS GROWTH, ITS CREDIT RATINGS, MARKET CAPACITY AND DEMAND FOR SECURITIES OFFERED BY THE COMPANY, PERFORMANCE BY THE COMPANY'S COUNTERPARTIES UNDER ITS BANK CREDIT FACILITIES AND OTHER LENDING FACILITIES, REGULATORY CHANGES, INCLUDING CHANGES TO THE POLICIES, RULES AND REGULATIONS
OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM AND THE FEDERAL
RESERVE BANK OF SAN FRANCISCO, THE COMPANY'S ABILITY TO SECURITIZE AND SELL RECEIVABLES AND THE PERFORMANCE OF RECEIVABLES PREVIOUSLY SOLD IN SECURITIZATION TRANSACTIONS AND THE COMPANY'S ABILITY TO MEET THE CRITERIA FOR PARTICIPATION IN CERTAIN LIQUIDITY FACILITIES AND OTHER FUNDING PROGRAMS, INCLUDING THE COMMERCIAL PAPER FUNDING FACILITY AND THE TEMPORARY LIQUIDITY GUARANTEE PROGRAM, BEING MADE AVAILABLE THROUGH THE FEDERAL RESERVE BANK OF
NEW YORK, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND OTHER FEDERAL DEPARTMENTS AND AGENCIES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS AND THE ABILITY OF OUR CHARGE CARD AND LENDING TRUSTS TO MAINTAIN EXCESS SPREADS AT LEVELS SUFFICIENT TO AVOID MATERIAL SET-ASIDES OR EARLY AMORTIZATION OF OUR CHARGE CARD AND LENDING SECURITIZATIONS, WHICH WILL DEPEND ON VARIOUS FACTORS SUCH AS INCOME DERIVED FROM THE RELEVANT PORTFOLIOS AND THEIR RESPECTIVE
CREDIT PERFORMANCES; THE COMPANY'S ABILITY TO AVOID MATERIAL LOSSES ON ITS INVESTMENT PORTFOLIO, INCLUDING ITS INVESTMENTS IN STATE AND MUNICIPAL OBLIGATIONS, THE ISSUERS OF WHICH COULD BE ADVERSELY AFFECTED BY THE CHALLENGING ECONOMIC ENVIRONMENT; THE COMPANY'S ABILITY TO INVEST IN
TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENT INDUSTRY; THE COMPANY'S ABILITY TO ATTRACT AND RETAIN EXECUTIVE MANAGEMENT AND OTHER KEY EMPLOYEES IN LIGHT OF THE LIMITATIONS ON COMPENSATION IMPOSED ON PARTICIPANTS IN THE U.S. DEPARTMENT OF THE TREASURY'S CAPITAL PURCHASE PROGRAM IN WHICH THE COMPANY IS A PARTICIPANT; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS
(IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE POTENTIAL IMPACT OF REGULATIONS RECENTLY ADOPTED BY FEDERAL BANK REGULATORS RELATING TO CERTAIN CREDIT AND CHARGE CARD PRACTICES, INCLUDING, AMONG OTHERS, THE IMPOSITION BY CARD ISSUERS OF INTEREST RATE INCREASES ON OUTSTANDING BALANCES AND THE ALLOCATION OF PAYMENTS IN RESPECT OF OUTSTANDING BALANCES WITH DIFFERENT INTEREST RATES, WHICH COULD HAVE AN ADVERSE IMPACT ON THE COMPANY'S NET INCOME; ACCOUNTING CHANGES; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, AND THE COMPANY'S OTHER REPORTS FILED WITH THE SEC.

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